Exhibit 3.396

Business ID: 938734 Date Filed: 09/25/2008 12:00 PM C. Delbert Hosemann, Jr. Secretary of State

F0100	OFFICE OF THE SECRETARY OF STATE P O BOX 136, JACKSON, MS 39205-0136 (601)359-1633 Mississippi LLC Certificate of Formation

The undersigned hereby executes the following document and sets forth:

(fields marked with an asterisks are required)

1. Name of the Limited Liability Company: (The name must include the words “Limited Liability Company” or the abbreviation “LLC” or “L.L.C.”)

ð*	ROH, LLC

2. The future effective date is (Complete if Applicable)

3. Federal Tax ID if available (Do not put Social Security Number in the box)

ð	64-0780035

4. Name and Street Address of the Registered Agent and Registered Office is (must be in Mississippi)

ð	*Name	C T Corporation System

ð	*Physical Address	645 Lakeland East Drive, Suite 101

ð	P.O. Box

*City	Flowood	MS	39232
* State * Zip4 – Zip 5

5. If the Limited Liability Company is to have a specific date of dissolution, the latest date upon which the Limited Liability Company is to dissolve is

ð

6. Is full or partial management of the Limited Liability Company vested in a manager or managers? (Mark Appropriate box)

ð*       ☒Yes                    ☐No

7. Other matters the managers or members elect to include: (Attach additional pages If necessary)

ð

ð

Rev. 02/08	1 of 2

M5015 - 02/12/2008 C T System Online

F0100	OFFICE OF THE SECRETARY OF STATE P O BOX 136, JACKSON, MS 39205-0136 (601)359-1633 Certificate of Formation

8. Signatures: This certificate must be signed by at least one member, manager, or organizer. (lf signed by “manager” box 6 on page one 1 should be marked “yes”.) The name, title, and address of each signer should be included in the spaces indicated. This page may be duplicated for additional signatures.

* Printed Name	Timothy R. Parry	* Title	Sr. Vice President

* By: Signature	/s/ Timothy R. Parry	(please keep writing within blocks)
Street and
Mailing Address

ð * Physical Address	5811 Pelican Bay Blvd., Suite 500

ð * P.O. Box

	Naples	FL	34108
ð * City		State	Zip4 – Zip5

Printed Name	Title

By: Signature	(please keep writing within blocks)

Street and Mailing Address
ð Physical Address

ð P.O. Box

ð City

	State	Zip4 – Zip 5

Rev. 02/08	2 of 2

M5015 - 02/12/2008 C T System Online

Business ID: 938734 Date Filed: 10/09/2008 05:00 PM C. Delbert Hosemann, Jr. Secretary of State

F0102 - Page 1 of 2	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Certificate of Merger

The undersigned Limited Liability Companies, pursuant to Senate Bill 2395, Chapter 402, Laws of l994, hereby execute the following Certificate of Merger and set forth:

1. The names and jurisdiction of formation or organization of the Limited Liability Companies

ROH, LLC, a Delaware limited liability company (Non-Survivor)

ROH, LLC, a Mississippi limited liability company (Survivor)

2. The plan or agreement of merger has been approved and executed by each party to the merger

3. The name of the surviving Limited Liability Company

ROH, LLC

4. The future effective date is (Complete if applicable)

5. The plan or agreement of merger, XXXXXXX is attached.

6. The Secretary of State of Mississippi is appointed the registered agent of this Limited Liability Company for service process in a proceeding to enforce any obligation of each domestic Limited Liability Company party to the merger. (Applicable only if the surviving organization is a Foreign Limited Liability Company.)

Name of Limited Liability Company	ROH, LLC (DE LLC)

By:	Signature	By:	Hospital Management	(Please keep writing within blocks)
Associates, Inc. – Manager
/s/ Timothy R. Parry

	Printed Name	Timothy R. Parry		Title	Sr. Vice President

                    Rev. 01/96

M5045 - 02/09/01 CT System Online

F0102 - Page 2 of 2	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Certificate of Merger

Street and Mailing Address

Physical Address	581l Pelican Bay Blvd., Suite 500

P.O. Box

City, State, ZIP5, ZIP4	Naples	FL	34108 - 2710

Name of Limited Liability Company	ROH, LLC (MS LLC)

By:	Signature	By: Hospital Management Associates, Inc. – Manager /s/ Timothy R. Parry	(Please keep writing within blocks)

Printed Name	Timothy R. Parry	Title	Sr. Vice President

Street and Mailing Address

Physical Address	5811 Pelican Bay Blvd., Suite 500

P.O. Box

City, State, ZIP5, ZIP4	Naples	FL	34108 - 2710

                    Rev. 01/96

M5045 - 02/09/01 CT System Online

PLAN OF MERGER

BETWEEN

ROH, LLC

(A DELAWARE LIMITED LIABILITY COMPANY)

AND

ROH, LLC

(A MISSISSIPPI LIMITED LIABILITY COMPANY)

This Plan and Agreement of Merger, dated this 7th day of October, 2008, is made pursuant to Section 79-29-209 of the Mississippi Limited Liability Company Act, between ROH, LLC, a Delaware limited liability company and ROH, LLC, a Mississippi limited liability company.

WITNESSETH that:

WHEREAS, ROH, LLC is a limited liability company organized and existing under the laws of the State of Delaware, its Certificate of Formation having been filed in the Office of the Delaware Secretary of State on October 6, 2008 (together with a Certificate of Conversion of ROH, Inc., converting such corporation to a limited liability company, ROH, LLC); and

WHEREAS, ROH, LLC is a Limited liability company organized and existing under the laws of the State of Mississippi, its Certificate of Formation having been filed in the Office of the Mississippi Secretary of State on September 25, 2008; and

WHEREAS, the Sole Member of each constituent limited liability company deems it advisable that ROH, LLC, a Delaware limited liability company, be merged into ROH, LLC, a Mississippi limited liability company, on the terms and conditions hereinafter set forth, in accordance with the applicable statutes of Delaware and Mississippi;

NOW, THEREFORE, the limited liability companies, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

ARTICLE ONE

Pursuant to the provisions of the laws of the states of Delaware and Mississippi, ROH, LLC, a Delaware limited liability company, hereby merges into ROH, LLC, a Mississippi limited liability company, which shall be the surviving limited liability company.

ARTICLE TWO

The Certificate of Formation of ROH, LLC, a Mississippi limited liability company, as heretofore amended, is in effect on the date of the merger provided for in this Agreement and shall continue in full force and effect as the Certificate of Formation of the limited liability company surviving this merger.

ARTICLE THREE

ARTICLE THREE

The authorized ownership of each limited liability company which is a party to the merger is as follows:

(a) River Oaks Hospital, LLC, a Delaware limited liability company, is the Sole Member of ROH, LLC, a Delaware limited liability company, and owns one thousand (1,000) ownership units representing a 100% ownership interest in ROH, LLC, a Delaware limited liability company. The number of such ownership units is not subject to change prior to the effective date of the merger.

(b) River Oaks Hospital, LLC, a Delaware limited liability company, is the Sole Member of ROH, LLC, a Mississippi limited liability company, and owns one hundred (100) ownership units representing a 100% ownership interest in ROH, LLC, a Mississippi limited liability company. The number of such ownership units is not subject to change prior to the effective date of the merger.

ARTICLE FOUR

The manner of converting the ownership units of each constituent limited liability company into units or other securities of the surviving limited liability company shall be as follows:

(a) The one hundred (100) ownership units of ROH, LLC, a Mississippi limited liability company, which shall be issued and outstanding immediately prior to the effective date of this Agreement, shall remain issued and outstanding.

(b) The one thousand (1,000) ownership units of ROH, LLC, a Delaware limited liability company, outstanding immediately prior to the effective date of the merger shall be automatically cancelled and extinguished and converted into and become the right to receive one hundred (100) ownership units of ROH, LLC, a Mississippi limited liability company.

ARTICLE FIVE

The terms and conditions of the merger are as follows:

(a) The limited liability company agreement of ROH, LLC, a Mississippi limited liability company, as it shall exist on the effective date of this Agreement shall be and remain the limited liability company agreement of the surviving limited liability company until the same shall be altered, amended and repealed as therein provided.

(b) The officers of ROH, LLC, a Mississippi limited liability company, shall continue in office until the Manager of ROH, LLC, a Mississippi limited liability company, shall elect new officers.

(c) This merger shall become effective upon filing with the Secretary of State of Mississippi.

(d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged limited liability company shall be transferred to, vested in and devolve upon the

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surviving limited liability company without further act or deed and all property, rights, and every other interest of the surviving limited liability company and the merged limited liability company shall be as effectively the property of the surviving limited liability company as they were of the surviving limited liability company and the merged limited liability company respectively. The merged limited liability company hereby agrees from time to time, as and when requested by the surviving limited liability company or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving limited liability company may deem to be necessary or desirable in order to vest in and confirm to the surviving limited liability company title to and possession of any property of the merged limited liability company acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers of the merged limited liability company and the proper officers of the surviving limited liability company are fully authorized in the name of the merged limited liability company or otherwise to take any and all such action.

****

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IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their Sole Member have caused these presents to be executed by the Senior Vice President of each party hereto as the respective act, deed and agreement of said limited liability company on this 7th day of October, 2008.

ROH, LLC (a Delaware limited liability company)

By:	/s/ Timothy R. Parry
Timothy R. Parry
Senior Vice President

ROH, LLC (a Mississippi limited liability company)

By:	/s/ Timothy R. Parry
Timothy R. Parry
Senior Vice President

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